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                                                                    EXHIBIT 10.4

                                  July 12, 2002




Donald J. Gallagher, Vice President-Sales
The Cleveland-Cliffs Iron Company
1100 Superior Avenue
Cleveland, OH  44114-2589

                              Re: Pellet Agreement

Dear Donald:

                  Reference is made to the Pellet Sale and Purchase and Trade Agreement between The Cleveland-Cliffs Iron Company ("CLIFFS") and Rouge Steel Company ("ROUGE"), dated as of January 1, 1991, as amended by certain letter agreements dated as of July 1, 1996, April 7, 1997, June 3, 1997, March 31, 1998, and August 17, 2001 (as so amended, the "ORIGINAL PELLET AGREEMENT"). On July 12, 2002, Cliffs and Rouge entered into a letter agreement further amending the Original Pellet Agreement (the "2002 PELLET AGREEMENT AMENDMENT"; and the Original Pellet Agreement, as amended by the 2002 Pellet Agreement Amendment and as the same may from time to time be further amended, restated or otherwise modified, will be referred to herein as the "PELLET AGREEMENT").

                  Rouge desires that Cliffs continue to supply iron ore pellets to Rouge in accordance with the terms and conditions of the Pellet Agreement. Rouge acknowledges and agrees that Cliffs is willing to enter into the 2002 Pellet Agreement Amendment and is willing to continue to supply such iron ore pellets in accordance with the Pellet Agreement on certain terms and conditions, one of which is that Rouge grant to Cliffs a purchase money security interest in the Collateral (as defined below) as security for the Pellet Agreement Obligations (as defined below). Rouge further acknowledges that the purchase money security interest granted herein is being granted to enable Rouge to finance the purchase of certain of the iron ore pellets being supplied by Cliffs pursuant to the Pellet Agreement and for other valuable consideration.

                  In connection with the foregoing, Rouge hereby agrees and represents as follows:

1. To secure the payment and performance of all obligations by Rouge due to Cliffs pursuant to the Pellet Agreement with respect to each shipment of iron ore pellets made by Cliffs to Rouge pursuant to
         Section 3(b), (c) or (d) of the 2002 Pellet Agreement Amendment, as in effect on the date hereof (collectively, the "PELLET AGREEMENT OBLIGATIONS"), Rouge grants, pledges and assigns to Cliffs a purchase money security interest ("PMSI") in all of Rouge's right, title and interest in and to the following (collectively, the "COLLATERAL"): (A) the inventory comprised of all grades of iron ore

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Donald J. Gallagher, Vice President-Sales
July 12, 2002
Page 2


         pellets made available by Cliffs for shipment to Rouge pursuant to the Pellet Agreement for which Cliffs has not been paid, but excluding those iron ore pellets for which Rouge has elected to take title pursuant to Section 3(e) of the 2002 Pellet Agreement Amendment, as in effect on the date hereof; and (B) the proceeds of any of the foregoing, including the proceeds of any insurance covering any of the foregoing. The PMSI granted to Cliffs that attaches to a specific shipment of inventory shall automatically terminate upon the date of Cliffs' receipt from Rouge of payment in full for said shipment (the "PMSI TERMINATION DATE").

2. Upon delivery of any of the Collateral to Rouge by Cliffs, the Collateral shall be located at the addresses set forth on Attachment A hereto. Rouge will deliver written notice to Cliffs at least thirty
         (30) days prior to any change in the locations of any of the Collateral.

3. Rouge confirms that: (A) the exact legal name of Rouge is as set forth in the first paragraph of this letter agreement; (B) Rouge is a corporation organized under the laws of the State of Delaware; (C) the organizational identification number for Rouge is 0928077; (D) the federal tax identification number of Rouge is 38-2386833; and (E) the address of Rouge's chief executive office is 3001 Miller Road, Dearborn, Michigan 48121.

4. The PMSI granted to Cliffs in the Collateral to secure the Pellet Agreement Obligations pursuant to this letter agreement is (A) permitted under each document, instrument or other agreement to which Rouge is a party or by which any of its properties or assets are bound, and (B) has the priority set forth in the Amended and Restated Intercreditor and Subordination Agreement (the "INTERCREDITOR AGREEMENT"), dated as of the date hereof, among Cliffs, Rouge, Congress Financial Corporation, as agent for the Revolving Loan Lenders referred to therein ("AGENT"), Ford Motor Company ("FORD"), and Cleveland Cliffs Inc ("PARENT").

5. Prior to the applicable PMSI Termination Date, the Collateral will at all times be, except as otherwise provided in the Intercreditor Agreement, free and clear of any lien, security interest, mortgage, charge or encumbrance created by or through Rouge that is senior to the security interest granted to Cliffs pursuant to this letter agreement. Rouge may grant security interests, mortgages, charges, or other encumbrances on the Collateral to Agent, Parent, and Ford in accordance with the Intercreditor Agreement.

6. Rouge hereby authorizes Cliffs to file UCC financing statements, and any continuation statements thereto, that describe the Collateral, and to include any information required for the sufficiency or filing office acceptance of any such financing statements or continuation statements.

7. Except as set forth in the Pellet Agreement, prior to the applicable PMSI Termination Date, Rouge will keep and preserve the Collateral in a commercially reasonable manner, and will not use, sell or offer to sell, pledge or encumber (except as provided in paragraph 5 above), process, destroy or consume the Collateral.



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Donald J. Gallagher, Vice President-Sales
July 12, 2002
Page 3





8. Rouge and Cliffs acknowledge that in the event of a default hereunder or under the Pellet Agreement by Rouge, Cliffs will, subject to the provisions of the Intercreditor Agreement, have all the rights and remedies afforded a secured party under the Uniform Commercial Code as adopted in the State of Ohio with respect to the Collateral.

                  When executed by Rouge and Cliffs, this letter agreement will be part of the Pellet Agreement and will be subject to the terms and conditions thereof, provided that nothing set forth herein will be deemed to have modified any of the terms of the Pellet Agreement, and the Pellet Agreement remains in full force and effect.

                  In addition, this letter agreement, and the PMSI described herein, are subject to the terms and conditions of the Intercreditor Agreement. In the event of any conflict between any of the terms or provisions of this letter agreement and the Intercreditor Agreement, the Intercreditor Agreement will prevail.

                  If you are in agreement with the foregoing agreements and representations, please execute this letter on behalf of Cliffs in the space provided below and return the executed copy to the undersigned.

                                     Very truly yours,

                                     ROUGE STEEL COMPANY


                                     By:  /s/ Gary P. Latendresse
                                          ------------------------------------
                                     Title:  Vice Chairman and Chief Financial
                                             Officer

AGREED AND ACCEPTED:

THE CLEVELAND-CLIFFS IRON COMPANY


By:     /s/ D. J. Gallagher
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Title:  Vice President - Sales
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Date:   July 12, 2002
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